As filed with the Securities and Exchange Commission on  July 10, 2013

Registration No. 333-188920

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.  2
TO
FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTELLISENSE SOLUTIONS INC.
 (Exact name of registrant as specified in its charter)

Nevada	7990	None
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1727 14th Ave., Suite 100
Seattle, Washington 98122
(206) 508-4562
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
Tel: (775) 882-1013
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered(1)		per Share		Offering Price	Registration Fee

Common Stock, par value $0.001 per share	650,330	(2)	$0.10	(2)	$65,033	$8.87
TOTAL	650,330		$0.10		$65,033	8.87

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ii

PRELIMINARY PROSPECTUS
INTELLISENSE SOLUTIONS INC.
650,330 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 650,330 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Intellisense Solutions Inc., a Nevada corporation (“we”, “us”, “our”, “Intellisense Solutions”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 650,330 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.10 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.10 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).   Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2013.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2013 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Intellisense Solutions” refer to Intellisense Solutions Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Intellisense Solutions Inc. was incorporated on March 22, 2013, under the laws of the State of Nevada, for the purpose of the development of web portals to allow companies and individuals to engage in the purchase and sale of food products over the Internet.

We are a development stage company that has not realized any revenues to date, and our accumulated deficit as of March 31, 2013 is $2,000.  To date we have raised an aggregate of $19,980 through private placements of our securities. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at 1727 14th Ave, Seattle, Washington 98122. Our telephone number is (206) 508-4562.

We are in the early stages of developing our business, which is to develop web portals to allow businesses and individuals to engage in the purchase and sales of food products over the Internet.

Please see the disclosure on page 8 titled, “BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES” for a discussion of the restrictions on resales of “shell company” securities.   Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We plan to raise the additional funding for our twelve month business plan by selling the 650,330 shares in this offering. We cannot provide any assurance that we will be able to sell all of the shares being offered to raise sufficient funds to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officers and directors, completing our business plan and developing our website. We received our initial funding of $19,980 through the sale of common stock to our two officers and directors.  Ihsan Falou, our President and a Director purchased an aggregate of 1,300,000 shares of common stock at $0.01 per share, for aggregate proceeds of $13,000.  Majid Ali Khan, our Secretary and a Director, purchased 698,000 shares of common stock at $0.01 per share, for aggregate proceeds of $6,980.

Our financial statements from inception from inception on March 22, 2013, through March 31, 2013, report no revenues and a net loss of $2,000. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Neither Ihsan Falou, our President and a Director, nor Majid Ali Khan, our Secretary and a Director, agreed to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that either one of them, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party which desires to obtain or become a public reporting entity, and Mr. Falou and Mr. Khan each confirm that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 6 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	650,330 shares of our common stock, par value $0.001 per share.

Offering price:	$0.10

Duration of offering:	The 650,330 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$65,033, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14 (1).

Market for the common shares:
There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	1,998,000

Shares outstanding after offering:	2,648,333

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1) We do not plan to use any proceeds from the offering of the 650,330 shares to pay for offering expenses and will fund offering expenses solely from cash on hand.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 22, 2013 (Inception) to March 31, 2013.  Our working capital as of March 31, 2013 was $17,980.

March 31, 2013 ($)
Financial Summary (Audited)
Cash and Deposits	19,980
Total Assets	19,980
Total Liabilities	2,000
Total Stockholder’s Equity (Deficit)	(17,980)

Accumulated From March 22, 2013 (Inception) to March 31, 2013 ($)
Statement of Operations
Total Expenses	2,000
Net Loss for the Period	(2,000)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated May 29, 2013, our independent registered public accounting firm, MaloneBailey LLP, stated that our financial statements for the year ended March 31, 2013, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (March 22, 2013) to March 31, 2103, we incurred a net loss of $2,000. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $65,033 for the next twelve months.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on March 22, 2013 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which sells third-party food products through the Internet. As of our year ended March 31, 2013, we had an accumulated deficit of $2,000. Internet-based retail companies selling products of third parties often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only two employees both of whom are officers and directors of our company. We depend entirely on Ihsan Falou for all of our operations. The loss of Mr. Falou would have a substantial negative effect on our company and may cause our business to fail. Mr. Falou has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Falou’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our product and have yet to generate revenues. While we have plans for marketing our food sales services, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to model to sell food will gain wide acceptance in its target market or that we will be able to effectively market our services and third-party food items. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our President, Ihsan Falou, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our prospective website to sell food products. Prospective customers will be less likely to purchase food product s through our website than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for food products being sold through our website. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide web portals desired by third party food sellers and food products demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Current management’s lack of experience in and with the Internet retailing means that it is difficult to assess, or make judgments about, our potential success.

Our officers and directors has no prior experience with or ever been employed in a job involving developing and operating a website for third party sellers of food to sell food through the Internet. Additionally, our officers and directors do not have a college or university degrees, or other educational background in fields related to operating a website for third party sellers of food to sell food through the Internet. With no direct training in the Internet retailing business, our officers and directors may not be fully aware of many of the specific requirements related to operating a website for third party sellers of food to sell food through the Internet. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers and directors’ future possible mistakes, lack of sophistication, judgment or experience in operating a website for third party sellers of food to sell food through the Internet.

Since all of our shares of common stock are owned by our officers and directors, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officers and directors may have a conflict of interest with the minority shareholders at some time in the future.

Our officers and directors collectively beneficially own approximately 100% of our outstanding common stock. The interests of our may not be, at all times, the same as that of our other shareholders. Our officer and directors are not simply passive investors but are also executive officers of the Company, and as such their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s board of directors. Also, our officers and directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).  Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.  Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities.  Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•
Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•
In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•
In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Ihsan Falou, our President, will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.

We have no employment or compensation agreements with officers and directors and as such they may have little incentive to devote time and energy to the operation of the Company.

Our officers and directors are not subject to any employment or compensation agreement with the Company. Therefore, it is possible that either one or both of them may decide to focus their respective efforts on other projects or companies which have a higher economic benefit to either one or both of them. Currently, they is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that either one of our officers or directors will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of either one would be highly detrimental to our ability to conduct ongoing operations.

Because we are likely to have less than three hundred shareholders of record, we may suspend our reporting obligations and terminate the registration statement. If we do that, your entire investment may be lost.

Because it is likely that we will have less than three hundred shareholders of record following our offering, we may be eligible to terminate our registration under Section 12(g) of the Exchange Act and suspend our reporting obligations under Section 15(d) of the Exchange Act. If we pursue this course of action, we would not be required to provide shareholders periodic or current reports which may result in no market for the securities offered herein. As a result, your entire investment may be lost.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our officers and directors lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Neither Ishan Falou nor Majid Ali Khan has ever been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States.  Additionally, our officers and directors reside outside of the United States, in Lebanon.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.  Moreover, we have been advised that Lebanon in particular does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Lebanon would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 650,330 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 650,330 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our two officers and directors, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 650,330 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 650,330 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 1,998,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 73,020,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our copmany from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 650,330 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $65,033 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering(1)(2):	$16,258.33	$32,516.67	$48,775.00	$65,033.00

Employees Salary	$0.00	$0.00	$0.00	$3,333.00
Advertising	$0.00	$0.00	$3,000.00	$8,000.00
Marketing & Company collateral design	$0.00	$1,000.00	$1,500.00	$3,000.00
Design of Logo certs	$0.00	$0.00	$2,000.00	$5,500.00
Printing	$0.00	$1,000.00	$1,000.00	$2,000.00
Software Development/ web design	$500.00	$12,000.00	$13,000.00	$14,000.00
Software Purchase (Development)	$0.00	$2,400.00	$2,400.00	$2,400.00
Co-location & backup/ web hosting	$120.00	$1,200.00	$2,400.00	$2,400.00
Office Rent	$0.00	$0.00	$2,400.00	$2,400.00
Office Equipment + SW	$0.00	$0.00	$1,500.00	$2,500.00
Offices expenses	$250.00	$500.00	$1,400.00	$1,800.00
Telephone + LD fees	$250.00	$750.00	$1,400.00	$1,500.00
Unaccounted expenses	$0.00	$500.00	$1,200.00	$1,200.00
Accountant	$3,000.00	$1,000.00	$3,000.00	$3,000.00
Auditor	$6,000.00	$6,000.00	$6,000.00	$6,000.00
Lawyer	$3,000.00	$3,000.00	$3,000.00	$3,000.00
Transfer Agent	$3,000.00	$3,000.00	$3,000.00	$3,000.00
Total Expenses	$16,120.00	$32,350.00	$48,200.00	$65,033.00

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	We do not plan to use any proceeds from the offering of the 650,330 shares to pay for offering expenses and will fund offering expenses solely from cash on hand.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 650,330 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 650,330 shares is fixed at $0.10 per share. This price is significantly higher than the $0.01 price per share paid by Ihsan Falou, our President and a Director, for the 1,300,000 shares of common stock he purchased on March 22, 2013, and the he $0.01 price per share paid by Majid Ali Khan, our Secretary and a Director, for the 698,000 shares of common stock he purchased on March 22, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2013, the net tangible book value of our shares of common stock was $17,980 or $0.008 per share based upon 1,998,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.10
Net tangible book value per share before offering	$0.008
Potential gain to existing shareholders	$65,033
Net tangible book value per share after offering	$0.03
Increase to present stockholders in net tangible book value per share after offering	$0.02
Capital contributions	$19,980
Number of shares outstanding before the offering	1,998,000
Number of shares after offering held by existing stockholders	1,998,000
Percentage of ownership after offering	75.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$65,033
Percentage of capital contributions	78.3%
Number of shares after offering held by public investors	650,330
Percentage of ownership after offering	24.5%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$48,775
Percentage of capital contributions	73.0%
Number of shares after offering held by public investors	487,748
Percentage of ownership after offering	19.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$32,517
Percentage of capital contributions	64.3%
Number of shares after offering held by public investors	325,165
Percentage of ownership after offering	13.9%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$16,258
Percentage of capital contributions	47.4%
Number of shares after offering held by public investors	162,582
Percentage of ownership after offering	7.5%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of May 19, 2013, there were 1,998,000 shares of our common stock issued and outstanding that were held by 2 stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

RULE 144

As of the date of this prospectus, we have issued 1,998,000 shares. Our two officers and directors beneficially own all 1,998,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 1,998,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 650,330 shares of its common stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Neither Ihsan Falou nor Majid Ali Khan will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Ihsan Falou nor Majid Ali Khan are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Ihsan Falou nor Majid Ali Khan will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Ihsan Falou nor Majid Ali Khan is, nor have either of them been within the past 12 months, a broker or dealer, and neither of them is, nor has either of them been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ihsan Falou and Majid Ali Khan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither Ihsan Falou nor Majid Ali Khan will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 650,330 shares being offered. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).   Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Terms of the Offering

The shares will be sold at the fixed price of $0.10 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 16-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On March 22, 2013, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of the development of web portals to allow companies and individuals to engage in the purchase and sales of food products over the Internet.

Ihsan Falou has served as our President, Treasurer and as a Director, from March 22, 2013, until the current date. Majid Ali Khan has served as our Secretary and as a Director, from March 22, 2013, until the current date. Our board of directors is comprised of two persons: Ihsan Falou and Majid Ali Khan.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On March 22, 2013, Ihsan Falou, our President and a Director purchased an aggregate of 1,300,000 shares of common stock at $0.01 per share, for aggregate proceeds of $13,000. On March 22, 2013, Majid Ali Khan, our Secretary and a Director, purchased 698,000 shares of common stock at $0.01 per share, for aggregate proceeds of $6,980.

IN GENERAL

We were incorporated on March 22, 2013 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officers and directors, designing our website, and engaging in market research. We received our initial funding of $19,980 through the sale of common stock to our two officers and directors, who purchased an aggregate of 1,998,000 shares at $0.01 per share.

Our financial statements from inception (March 22, 2013) through our first fiscal year ended March 31, 2013 report no revenues and a net loss of $2,000. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of operating a business where third party sellers can sell their food products through the Internet via our designed web portals. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $65,033 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Ihsan Falou, our President and a Director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. If we do not generate any or sufficent revenue and Mr. Falou does not loan us funds, then we plan to raise such additional funding by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise such additional funding. We have no revenues and have incurred losses since inception. The Company’s principal offices are located at 1727 14th Ave, Seattle, Washington 98122.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to vegetarian food commerce, and (iv) website development.

Vegetarianism is the practice of following a plant-based diet including fruits, vegetables, cereal grains, nuts, and seeds, mushrooms, with or without dairy products and eggs. A vegetarian does not eat meat, including red meat, game, poultry, fish, crustacea, and shellfish, and may also abstain from by-products of animal slaughter such as animal-derived rennet, found in some cheeses, and gelatin. Vegetarianism may be adopted for ethical, health, environmental, religious, political, cultural, aesthetic, economic, or other reasons, and there are a number of vegetarian diets.

Vegetarians may consume these or other unfamiliar animal ingredients unknowingly, however. This presents a problem to many vegetarians who are not sure what to eat which limit their selection of products. As well, in the west, the number of vegetarians is a very small percentage of the population and therefore it is difficult for supermarkets and distributors to source reliable sources of vegetarian products. The above mentioned issues also apply to other niche cuisines such as Halal and Kosher food products for Muslims and Jews respectively. While we plan to attack the Halal and Kosher food market in the longer term, we plan to focus on the Vegetarian food market in the first two years.

INITIAL FOCUS OF OUR BUSINESS

Our company will focus on the development of portals to allow companies and individuals to engage in the purchase and sales of products over the internet. We will focus on three markets where we find a need for such services:

1. The vegetarian food market and its variants
2. The Kosher food market
3. The Halal food market

We have registered domain names to target these specific market such veganemarket.com, vegiemarket.net, halalemarket.com and kosheremarket.com. We have also registered our corporate web site at intellisensesolutionsinc.com. We will initially focus on the vegetarian market as we see this as a rapidly growing market with little or no competition present for a service like ours. We will also develop a series of certifications for different types of vegetarian food (such as Ovo-lacto, Lacto, Ovo, Vegan, etc.) and train a number of organizations or individuals who are authorized to issue such certificates. We will charge such organizations and individuals a one time and yearly fees.

Our portals will allow registered producers to advertise their products for a small fee. Prospective buyers (most likely distributors or retailers) are able to browse our web site for vegetarian products, register and communicate with the vendor and further enquire about the products. Producers may highlight their products to the customers by becoming certified (by us) as producers of authentic vegetarian products. A certified producer is able to include our certificates on their products. Another method of highlighting their products is by paying us a fee to insure that their products are displayed in a distinctive manner and ahead of non-paid postings.

The company plans to start the development of our portal software as soon as we are able to procure financing. We expect that the development and testing phase will take eight months to complete. It will take a further fourth months to launch the vegetarian portal.

This business plan outlines our objectives as we seek funding for a maximum of $65,033.30.

OUR PRODUCTS AND SERVICES

Our product line will consist of two parts. The first part is an e-portal or e-market (website) with associated software to allow producers to list their products, prospective buyers to browse products on the portal and communicate with the producer. The second part is to develop a series of vegetarian certificates that producers can include in their products. These certificates (issued by us) can be included on the customer products and in their advertising.

The second part is perhaps the easier of the two and we will describe it first. It will involve the design of a series of certificates in both printed and electronic forms that our clients include on their products. Since there are many different styles of vegetarianisms, we will be developing different certificates for the most popular ones. We will also develop guidelines and procedures for companies to attain our certifications.

The first part involves the development of an online web portal and associated software. Our products will be composed of the following:

Home Page

The home page of the portal will contain:

•	Brief description about the portal with a link to more detailed information;
•	Brief description of our certificate program with a link to more detailed information;
•	A login/registration area: allows the browser to register to their account and those already registered to login to their account;
•	A menu section that allow the browser to navigate different parts of the web site;
•	A search function that allow the browser to search products and companies;
•	A catalogue section that allow the browser to navigate to products organized according to categories and sub-categories;
•	Products that are highlighted (in lieu of a fee by the poster of the product); and
•	Producers that are highlighted in lieu of a fee.

Account registration form

An account registration form can be launched from almost every page on our portal. If someone is interested in using our service, they must fill in a form detailing their name, company, address, phone, their business name and details, areas of interest in our product, a password and several security questions. Before the form is submitted to us, the user must agree to terms of our service (to be developed). Once the info is submitted, the user will receive an email to confirm and activate the account. As well, we are notified of the new registration in order to review and make sure that it is a legitimate one.

Account Pages

This account pages or portal allow the user to:

•	Post products;
•	Purchase advertising to highlight products or company;
•	Communicate with vendors or customers;
•	Apply for certification for products;
•	Make payment; and
•	Access our support staff.

Administrator pages

The administrative pages allow us to:

•	Set up and manage support users (for support staff) and review their work;
•	Review relevant statistics such as number of new subscriptions, number of unique visitors, statistics on pages that are visited, revenue earned, product posted, and failed transactions;
•	Set up and manage certification agents and review their work

Certification Agent pages

This interface allow our certification agents to certify that a specific product meet a specific vegetarian category.

Search Function

This function allows the user to search our database according to product name, categories, manufacturer, and country of origin.

Categorized listing of products page

This tool categorize product in the form of categories, subcategories and sub-sub categories.

Advertising function

We will be displaying two forms of advertising. The first and, by far the most important, will be advertising from our own users. Users are able to:

•
Purchase advertising so their company will be promoted on different parts of the web site. The fee will be dependent on the location of the advertising and the amount of desired impressions (an impression is the number of time a page containing this advertising is perused);

•	Increase the ranking that their company is displayed to top five or top ten when a user performs a search (of course only if the search is relevant to the company and its products); and
•	Increase the ranking that their products are displayed to top five or top ten when a user performs a search.

The second form of advertising will be from third parties such as Google Adwords or Yahoo. Our software will allow us enable or disable one or more of these advertising networks to display advertising on our web site or only display advertising if we do not have sufficient advertising from our users.

THE MARKET

Our company will focus on the development of portals to allow companies and individuals to engage in the purchase and sales of products over the internet. We will focus on three markets where we find a need for such services:

1.	The vegetarian food market and its variants
2.	The Kosher food market
3.	The Halal food market

We will initially focus on the vegetarian market as we see this as a rapidly growing market with little or no competition present for a service like ours. We will also develop a series of certifications for different types of vegetarian food (such as Ovo-lacto, Lacto, Ovo, Vegan, etc.) and train a number of organizations or individuals who are authorized to issue such certificates.

Vegetarianism and Vegetarian Cuisine

Vegetarianism is the practice of following a plant-based diet including fruits, vegetables, cereal grains, nuts, and seeds, mushrooms, with or without dairy products and eggs. A vegetarian does not eat meat, including red meat, game, poultry, fish, crustacea, and shellfish, and may also abstain from by-products of animal slaughter such as animal-derived rennet, found in some cheeses, and gelatin. Vegetarianism may be adopted for ethical, health, environmental, religious, political, cultural, aesthetic, economic, or other reasons, and there are a number of vegetarian diets. Vegetarians may consume these or other unfamiliar animal ingredients unknowingly, however.

There are a number of types of vegetarianism, which exclude or include various foods.

•	Ovo-lacto vegetarianism includes animal products such as eggs, milk, and honey.
•	Lacto vegetarianism includes milk but not eggs.
•	Ovo vegetarianism includes eggs but not milk.
•	Veganism excludes all animal flesh and animal products, including milk, honey, and eggs.
•	Raw veganism includes only fresh and uncooked fruit, nuts, seeds, and vegetables.
•	Fruitarianism permits only fruit, nuts, seeds, and other plant matter that can be gathered without harming the plant.
•
Su vegetarianism (such as in Buddhism), excludes all animal products as well as vegetables in the allium family (which have the characteristic aroma of onion and garlic): onion, garlic, scallions, leeks, or shallots.

•	Macrobiotic diets consist mostly of whole grains and beans.

Market Size

We could not find overall numbers of vegetarians worldwide. We will focus here on the Indian market which has hundreds of millions of vegetarians, North America and Europe.

India

India has more vegetarians than the rest of the world combined. According to the 2006 Hindu-CNN-IBN State of the Nation Survey1, 31% of Indians are vegetarians, while another 9% consumes eggs. Among the various communities, vegetarianism was most common among Jains, Brahmins at 55%, and less frequent among Muslims (3%) and residents of coastal states respectively. Other surveys cited by FAO2, and USDA3 estimate 20%-42% of the Indian population as being vegetarian. For a population of 1.18 Billion (2010 estimate), this translates into between 236,000,000 and 500,000,000 people.

North America

The number of Americans dropping meat is growing, albeit at a small rate. According to an online poll conducted by The Vegetarian Resource Group, three percent of U.S. adults indicated they never eat meat, poultry and fish/seafood. About one-third to one-fourth of those vegetarians (one percent of the U.S. adult population) also never eat dairy, eggs and honey, and are classified as vegan. Additionally, eight percent of the respondents say they never eat red meat. These numbers are up from a 2006 poll in which 2.3 percent of Americans classified themselves as vegetarians, with 6.7% not eating red meat.4

A 2002 Time/CNN poll found that 4% of American adults identify as vegetarians, and 5% of vegetarians identify as vegans, which implies that 0.2% of American adults are vegans5. In 2008, Harris Interactive conducted a survey for Vegetarian Times that found that 3.2 adults in the US are vegetarians and an additional 10% say they largely follow a vegetarian-inclined diet6. This translates into 7.3 Million Americans who are Vegetarians and an additional 22.8 Million who follow a Vegetarian-inclined diet.

A 2012 gallop poll found that 5-6 % of Americans consider themselves vegetarian and just under 2% consider themselves Vegan7.
_________________
1 http://www.hinduonnet.com/2006/08/14/stories/2006081403771200.htm  as quoted by http://en.wikipedia.org/wiki/Vegetarianism_by_country
2 http://www.fao.org/WAIRDOCS/LEAD/X6170E/x6170e09.htm
3 http://www.fas.usda.gov/htp/highlights/2001/india.pdf
4 http://www.vrg.org/journal/vj2009issue4/2009_issue4_2009_poll.php
5 http://www.time.com/time/covers/1101020715/poll/
6 http://www.vegetariantimes.com/features/archive_of_editorial/667
7 http://www.gallup.com/poll/156215/consider-themselves-vegetarians.aspx

In Canada, 4% of the population follows a vegetarian diet8.

Europe

In Western Europe the number of vegetarians varies between 2% and 4% of the population according to a 2006 Mintel survey (Mintel.com), with the United Kingdom as the exception. The UK is shown as having the highest per capita vegetarians in Western Europe at 6% of the population. The large number of vegetarians in the UK is accounted for to some extent by health scares relating to mad cow disease. The number of vegetarians in Eastern Europe varies between 0.3% and 1.9% of the population according Mintel, a much lower percentage compared to other European countries9.

We can see from the statistics above that the number of people who follow a vegetarian diet outside India (at least in North America and Europe) is a small percentage of the total population. However it is still a considerable market with over 15 million consumers of vegetarian-only diet in addition to tens of millions who consume vegetarian food part of the time. This translates into a market into the tens of billions of dollars. We view the internet as an excellent mean to bring together producers and distributors who are physically distributed over different countries and who speak different languages.

COMPETITION

Plaza Network, Inc. (http://www.ecplaza.net/): EC Plaza Network, Inc is global B2B e-Market Place for exporters and importers. The company is based in Seoul, South Korea. While it lists vegetarian products, these are incidental and constitute a minute part of their product listing. As well, this web site primarily target South Koreans manufacturers and exporters.

Global Sources Ltd. (http://www.globalsources.com): According to their web site “Global Sources is a leading business-to-business media company and a primary facilitator of trade with Greater China. The core business uses English-language media to facilitate trade from Greater China to the world. The other business segment utilizes Chinese-language media to enable companies to sell to, and within Greater China.” The company’s business address is listed in New York, USA. While it lists vegetarian products, these are incidental and constitute a minute part of their product listing. As well, this web site primarily target Chinese manufacturers and exporters.

Alibaba.com Hong Kong Limited (http://www.alibaba.com/): Alibaba.com is perhaps the best known business-to-business web site and aims at connecting Chinese exporters to importers in the rest of the word. While it lists vegetarian products, these are incidental and constitute a minute part of their product listing. As well, this web site primarily target Chinese manufacturers and exporters.

None of the businesses listed above focus on vegetarian food and simply allow companies to list their products without apparent review to the claims that the products meet the different classification of vegetarianism.

With our solution, we intend to:

•	Focus exclusively on vegetarian products;
•	Vegetarian products will have to be placed in their appropriate classification;
•
We will establish certificates for different classifications of Vegetarian food (such as Ovo-lacto vegetarianism, Lacto vegetarianism, Vegan, etc.) and will have authorized organizations or individuals to issue these certifications;

•
We plan to build a truly global business e-market. Naturally, we expect that India as the largest vegetarian market in the world will receive more attention from our company as a source of vegetarian products.

__________________
8 http://www.ncbi.nlm.nih.gov/pubmed/12826028
9 http://www.submityourarticle.com/articles/Russell-Eaton-6911/types-of-vegetarians-79577.php

MARKETING

Our marketing strategy is multi-dimensional. We have four target audiences in our marketing initiatives:

•	The vegetarian product producer or vendor who wish to find distribution for his products;
•	The buyer (wholesale, supermarket, …) who wish to find Vegetarian products;
•	The vegetarian organizations in different countries that may want to partner with us; and
•	The consumer who wishes to have a reliable source of vegetarian product with trusted certification without being an expert on the subject.

We will target the first three audience segments (producer, wholesale buyer and organizations) via phone, email and visits by our in-country agents. We will target the consumers via social marketing (such as twitter, facebook, myspace and youtube), word of mouth, referrals, etc… We will also post information in forums and free classified web sites.

When looking for information, most people start with one of the major search engines such as google.com, yahoo.com or bing.com. It is therefore imperative that when people search for information about vegetarian products that our web site is one of the highest ranked sites. We will retain the services of a specialist in search engine optimization (SEO). SEO is intended to improve the ranking of our web site when people search for a specific term.

Continuous updates to our web site will encourage web visitors to return over and over again. When web visitors can quickly find interesting content they will stay longer on each visit and tell their friends too. Our marketing campaign will monitor daily statistics and track favorite topics in order to quickly get in synch with our internet audience. Being able to regularly update the home page is an integral part of our branding strategy.

We plan to utilize web advertising such as google Adwords (http://google.com/adwords/). With google adwords, we are able to create ads and choose keywords, which are words or phrases related to our business. When people search on Google using one of our keywords, our advertising will appear next to the search results. With this service, our advertising is targeted toward people who are interested in our products and services.

We will also investigate advertising in magazines and web sites that are frequented by people in our target market.

SALES

We expect revenues to come from five sources:

•	Advertising by product producers who want to highlight their products or their company;
•	Advertising by wholesalers (buyers);
•	Advertising pulled in from other advertising networks such as google Adwords;
•	The use of our vegetarian certificates by product producers; and
•	Licensing of our products and services.

Revenue derived from advertising by product producers: Producers will pay us to highlight part or all of their products. When someone searches for relevant products or visit the categorized section, the products will be displayed in the top 5, top 10 and highlighted. As well, the producer can choose to highlight their company by purchasing advertising with us to highlight their company. This advertising can be in the form of a banner (static, dynamic, flash or movie).

Revenue derived from advertising by wholesalers (buyers): Wholesalers can choose to highlight their company by purchasing advertising with us to highlight their company. This advertising can be in the form of a banner (static, dynamic, flash or movie).

Revenue derived from advertising from 3rd parties: We will integrate third party advertising into our web site. This will be done primarily through online advertising networks such as google.com and yahoo.com. We will earn revenue every time a person browsing our web site click on these advertising. We will only include such advertising if we are not receiving sufficient advertising from our own registered users.

Revenue derived from vegetarian product certification and training: We will derive revenue from charging companies for the placement of certifications on their products. Companies will be obliged to supply us with test results from a recognized testing facility. We will charge them a fee to examine each product (approx. $1,000) and then a minor fee for each certificate placed on a product item ($0.0001 per certificate).   We will also develop a series of certifications for different types of vegetarian food (such as Ovo-lacto, Lacto, Ovo, Vegan, etc.) and train a number of organizations or individuals who are authorized to issue such certificates. We will charge such organizations and individuals a one time and yearly fees.

Revenue derived from licensing our products and services: We will derive revenue from companies that wish to license our software to launch similar markets or to have exclusivity for our products and services in a specific market

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Ihsan Falou, our President and a Director handles the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Offices

The Company’s principal offices are located at 1727 14th Ave, Seattle, Washington 98122. The Company’s officers and directors, who reside and work from home offices in Lebanon and India, have chosen Seattle as the location of the Company’s principal administrative office address because the Company believes that it should have a place of contact in the United States and that the reliability of delivery of mail, notices and other items related to the operation of the Company’s business in the United States is more reliable than in Lebanon and India.  Because the Company is in its development stage, the Company believes that the mail, notices and other items related to the business of the Company is suitable to the business of the Company while the Company is in its development stage.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 1,998,000 shares of our common stock issued and outstanding held by 2 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $19,980 as of March 31, 2013, and as of June 27, 2013. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $65,033 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$16,258.33	$32,516.67	$48,775.00	$65,033.33

Employees Salary	$0.00	$0.00	$0.00	$3,333.33
Advertising	$0.00	$0.00	$3,000.00	$8,000.00
Marketing & Company collateral design	$0.00	$1,000.00	$1,500.00	$3,000.00
Design of Logo certs	$0.00	$0.00	$2,000.00	$5,500.00
Printing	$0.00	$1,000.00	$1,000.00	$2,000.00
Software Development/ web design	$500.00	$12,000.00	$13,000.00	$14,000.00
Software Purchase (Development)	$0.00	$2,400.00	$2,400.00	$2,400.00
Co-location & backup/ web hosting	$120.00	$1,200.00	$2,400.00	$2,400.00
Office Rent	$0.00	$0.00	$2,400.00	$2,400.00
Office Equipment + SW	$0.00	$0.00	$1,500.00	$2,500.00
Offices expenses	$250.00	$500.00	$1,400.00	$1,800.00
Telephone + LD fees	$250.00	$750.00	$1,400.00	$1,500.00
Unaccounted expenses	$0.00	$500.00	$1,200.00	$1,200.00
Accountant	$3,000.00	$1,000.00	$3,000.00	$3,000.00
Auditor	$6,000.00	$6,000.00	$6,000.00	$6,000.00
Lawyer	$3,000.00	$3,000.00	$3,000.00	$3,000.00
Transfer Agent	$3,000.00	$3,000.00	$3,000.00	$3,000.00
Total Expenses	$16,120.00	$32,350.00	$48,200.00	$65,033.33

(1) We do not plan to use any proceeds from the offering of the 650,330 shares to pay for offering expenses and will fund offering expenses solely from cash on hand.

Employees Salary: We will be hiring a sales person who will be contacting manufacturers, vendors and buyers of vegetarian food and interest them in our product. Initially, that person will also handle

Advertising: This will include advertising our products and services in different venues including google Adwards and potentially magazines and web site that are of interest to our target market.

Marketing & Company collateral design: This will cover the cost of the design of the company and marketing collateral such as logo, letterhead (both for print and electronics), business cards, brochures, advertising (both for electronics and print).

Design of Logo certs: This will include the design of the different certificates that will be included on the producers (or wholesalers) products, collateral and web site. Different formats and variants of the certifications will be design to accommodate the different requirements of producers.

Printing: This will include the cost of printing letterhead, business cards, brochures, envelopes, etc.

Software Development/ web design: This will include the cost of developing our web portal, web site and associated interfaces.

Software Purchase (Development): We expect that we may need to purchase some software development tools or software to ease development such as MySQL database administration tool, commercial code editors, etc.

Co-location & backup/ web hosting: This will include the cost of leasing server space, bandwidth and backup services. We have not decided whether to lease dedicated servers, virtual private servers or opt for a provider with cloud services such as Amazon.com.

Office Rent: If we raise sufficient funding to hire a sales person, we may be renting or sub-leasing a small office where our sales person will work from. If we are able to hire the sales person but are unable to afford an office, the sales person will work from his or her home.

Office Equipment + SW: This will be the cost of purchasing office equipment such as a computer for sales person, an all-in-one printer/scanner/copier/fax, desk, a filing cabinet, etc…

Offices expenses: These are expenses such as electricity, cleaning supplies, printer cartridges, papers, pens, etc…

Telephone + LD fees: This is the cost of internal telephone service to communicate between our staff, directors, vendors, partners, etc.

Unaccounted expenses: Items not accounted for elsewhere or that are difficult to predict such as bank fees, entertainment, software products and office equipment.

Accountant: Expenses for accounting fees. This will go primarily toward the preparation of financial statements.

Auditor: Expenses for auditing fees. This will go to our auditor for our year end audits and quarterly reviews.

Lawyer: Expenses for legal fees. This will go primarily to our lawyer to ensure that all our filings are in order and we are in compliance with different regulatory regimes.

Transfer Agent: This Transfer Agent fee related to the public company filings.

If 25% of shares are sold: We will have enough money to maintain the company and develop a basic informational web site but we will not be able to do any development of our portal or do any sales and marketing activities.

If 50% of the shares are sold: This will be sufficient to maintain the company and develop our products. However, we will have minimal amounts to spend on designing our marketing collateral and on the visual interfaces. We will also have no money to spend on advertising.

If 75% of the shares are sold: This will be sufficient to maintain the company and develop our products. We will also have an acceptable marketing, sale and advertising budgets. We will however still not be able to hire a business development (sales) person and these functions will need to be performed by our Directors.

If 100% of the shares are sold: This will enable to execute fully on our business plan.

The company plans to begin work on an information web site in the first month of operation. Putting an information-only web site as soon as possible will help to create brand name recognition. We will also register youtube.com, facebook.com and twitter.com accounts and link them to our web site. This will also improve our ranking in many search engines as well as build an audience for our anticipated launch.

If 25% of the shares are sold, we are only able to maintain the company but will not be able to do any development or marketing and sales activities. After selling 50% or more of the shares, we will start working on executing our business plan including the development and marketing of our products and services. The milestones that we hope to achieve on a quarter-by-quarter basis in Year One of Operations (after the funds are raised) are listed below.

Quarter One

•	Selection of the software contractor
•	Selection of the Graphic and web design interfaces
•	Completion of product specification
•	Selection of development tools
•	Selection of our collocation partner
•	Completion of high-level design for our product
•	Start working on “information only” web site
•	Investigate regulatory issues that may impact our operation in India and USA

Quarter Two

•	Complete the “information only” web site
•	Completion of detailed design of our product
•	Start the design of the different web interfaces
•	Complete the development of the database
•	Review Milestones and adjust workloads
•	Investigate regulatory issues that may impact our operation in the European Union

Milestones for Quarter Three

•	Complete the design of the different web interfaces
•	Complete implementation of the different web interfaces
•	Start development of the development of the different components of the software
•	Design of the Certification Logos
•	Write the Terms of Services for vendors, customers and certification partners
•	Monitor the hits on the web site
•	Review Milestones and adjust workloads
•	Investigate regulatory issues that may impact our operation in Canada, Australia and New Zealand

Milestones for Quarter Four

•	Completion of Beta Software in month 10 and start of trial
•	Correct any deficiencies revealed during trial
•	Complete the certification partners training guides that they will follow in issuing the certificates
•	Start online advertising with Google Adwords
•	review Milestones timetable and adjust workload
•	interview and hire Sales Support Staff person to start in month eleven
•	Launch product in month 12

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2013 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on March 22, 2013, through March 31, 2013. Our activities have been financed from the sales of common stock of to our officers and directors for aggregate proceeds of $19,980. From our inception to March 22, 2013 we have raised a total of 19,980 from private offerings of our common stock.

For the year ended March 31, 2013, we incurred operating expenses of $2,000, consisting of $2,000 of professional fees.

For the period from inception on March 22, 2013 to March 31, 2013, we incurred operating costs of $2,000.

LIQUIDITY AND CAPITAL RESOURCES

At March 31 and June 27, 2013, we had a cash balance of $19,980. Our expenditures over the next 12 months are expected to be approximately $65,033.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $65,033, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of March 31, 2013, the Company had accumulated losses of $2,000. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Copmany’s financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period March 22, 2013 (date of inception) to March 31, 2013.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the fiscal year ended March 31, 2013.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the fiscal year ended March 31, 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012. Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Ihsan Falou	77	President, Treasurer and Director

Majid Ali Khan	51	Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

IHSAN FALOU

Mr. Ihsan Falou has served as President and Director since March 22, 2013. Since 1998, he has worked as a General Supervisor in the Agricultural Statistics Bureau of the Ministry of Agriculture, Lebanon. He still continues to be in this position on a contractual basis despite having officially retired in the 2000. Additionally, Mr. Falou has been the Agricultural Technical advisor for Chamber of Commerce in North Lebanon since 2002 and an agricultural consultant with SGS (which provides agricultural inspection, testing, certifications & verification services) since 2001. He also consulted to the Food and Agriculture Organization agency of the United Nations since 1998. Mr. Falou received his Masters and Bachelor of agricultural engineering from the University of Damascus, Syria in the years 1974 and 1978, respectively. After his graduation, Mr. Falou joined the Ministry of Agriculture of Lebanon as an inspector responsible for ensuring the quality and integrity of the food supply of Lebanon. Mr. Falou also serves as a director of Guar Global Ltd. Mr. Falou’s desire to found our company and his background with and knowledge of agriculture led to our conclusion that Mr. Falou should be serving as a member of our board of directors in light of our business and structure.

MAJID ALI KHAN

Mr. Majid Ali Khan has served as Secretary and Director since March 22, 2013. Since 2001, he has been the president and Chief Executive Officer of the Maksons Construction Company (Hyderabad, India). Apart from this he has been involved in the expansion and the day-to-day operation of The Four Season’s chain of restaurants (Hyderabad, India) where he is co-owner. Between 1995 and 2000, he was the Head of Development for the South Zone at Suman Motels LTD (Mumbai, India) and responsible for land acquisition, development and the running of the resorts. Before 1995, he managed several businesses including a PVC factory and a coffee distribution company. He graduated with a Bachelor of Art from Karnataka University in Pavate Nagar, Dharwad, Karnataka, India in 1984. Mr. Khan’s background as a business manager led to our conclusion that she should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our two officers and directors, Ihsan Falou and Majid Ali Khan.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Ihsan Falou; President, Treasurer, and Director (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Majid Ali Khan; Secretary and Director (2)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
____________
(1) Appointed President, Treasurer and Director March 22, 2013.
(2) Appointed Secretary and Director March 22, 2013.

Our officers and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended March 31, 2013 or 2012, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended March 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ihsan Falou (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

Majid Ali Khan (2)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
__________
(1) Appointed President, Treasurer and Director March 22, 2013.
(2) Appointed Secretary and Director March 22, 2013.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of March 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ihsan Falou (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Majid Ali Khan (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
_____________
(1) Appointed President, Treasurer and Director March 22, 2013.
(2) Appointed Secretary and Director March 22, 2013.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,998,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Ihsan Falou (3)	1,300,000	65.0%
Common Stock	Majid Ali Khan (4)	698,000	35.0%
All directors and executive officers as a group (2 persons)		1,998,000	100.0%
________________
(1) The percentages below are based on 1,998,000 shares of our common stock issued and outstanding as of the date of this prospectus.
(2) c/o Intellisense Solutions Inc., 1727 14th Ave, Seattle, Washington 98122.
(3) Appointed President, Treasurer and Director March 22, 2013.
(4) Appointed Secretary and Director March 22, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 22, 2013, we offered and sold 1,300,000 shares of common stock to Ihsan Falou, our President, Secretary and a Director, at a purchase price of $0.01 per share, for aggregate proceeds of $13,000.

On March 22, 2013, we offered and sold 698,000 shares of common stock to Majid Ali Khan, our Treasurer and a Director, at a purchase price of $0.01 per share, for aggregate proceeds of $6,980.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by MaloneBailey LLP, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Law Offices of Thomas E. Puzzo, PLLC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

MaloneBailey LLP, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INTELLISENSE SOLUTIONS INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended March 31, 2013 are included herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Intellisense Solutions, Inc
(A Development Stage Company)
Seattle, Washington

We have audited the accompanying balance sheet of Intellisense Solutions, Inc. (a development stage company) (the “Company”), as of March 31, 2013, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from March 22, 2013 (inception) through March 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Company as of March 31, 2013 and the related results of its operations and its cash flows for the period from March 22, 2013 (inception) through March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no operations and no revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 5. The financial statements do not include any adjustments that might results from the outcome of uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
May 29, 2013

INTELLISENSE SOLUTIONS INC.
 (A Development Stage Company)
BALANCE SHEET

March 31, 2013

ASSET

Current assets :
Cash and cash equivalents	$19,980

Total assets	$19,980

LIABILITY AND STOCKHOLDERS’ DEFICIT
Current liabilities :
Accounts payable and accrued expenses	$2,000

Total current liability	2,000

Stockholders’ deficit :
Common stock, $0.001 par value; 75,000,000 shares authorized, 1,998,000 issued and outstanding	1,998
Additional paid-in capital	17,982
Deficit accumulated during the development stage	(2,000)

Total stockholders’ deficit	17,980

Total liability and stockholders' deficit	$19,980

The accompanying notes are an integral part of these financial statements

INTELLISENSE SOLUTIONS INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

Period From Inception (March 22, 2013) to March 31, 2013

OPERATING EXPENSES
Professional fees	$2,000

Total Operating Expense	2,000

NET LOSS	$(2,000)

BASIC AND DILUTED NET LOSS PER SHARE	$0.00

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	1,998,000

The accompanying notes are an integral part of these financial statements

INTELLISENSE SOLUTIONS INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM MARCH 22, 2013 (INCEPTION) TO MARCH 31, 2013

	Common Stock		Additional Paid In	Deficit Accumulated in the Development	Total Stockholders’
	Shares	$	Capital	Stage	(Deficit)

Inception, March 22, 2013	-	$-	$-	$-	$-
Initial Capitalization – Sale of common stock	1,998,000	1,998	17,982	-	19,980
Net loss for the period	-	-	-	(2,000)	(2,000)

Balance, March 31, 2013	1,998,000	$1,998	$17,982	$(2,000)	$17,980

The accompanying notes are an integral part of these financial statements.

INTELLISENSE SOLUTIONS INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

Period from Inception (March 22, 2013) To March 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(2,000)
Adjustments to reconcile net loss to net cash provided from operating activities
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	2,000

Net cash provided by operating activities	-

CASH FLOWS FROM FINANCING ACTIVITY
Private placement	19,980

Net cash provided b financing activity	19,980

Net increase in cash and cash equivalents	19,980
Cash – opening	-

Cash – closing	$19,980

The accompanying notes are an integral part of these financial statements.

INTELLISENSE SOLUTIONS INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2013

Note 1 – Nature of Operations

INTELLISENSE SOLUTIONS INC. (the “Company”), incorporated in the state of Nevada on March 22, 2013,  was formed to market vegetarian products over the Internet.

The company has limited operations and is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with Securities and Exchange Commission’s Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period March 22, 2013 (date of inception) to March 31, 2013.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value.  For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the fiscal year ended March 31, 2013.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 –  Income Taxes

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

As of March 31, 2013, the Company has $780 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company's management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period March 22, 2013 (inception) to March 31, 2013. As of March 31, 2013, the Company has federal net operating loss carry forwards of $2,000 available to offset future taxable income through 2030.

Note 4 – Stockholders’ Equity

Common Stock

On March 22, 2013, the Company issued 1,998,000 shares for $19,980 cash.

Note 5 – Going Concern

As of March 31, 2013, the accompanying audited financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period March 22, 2013 (date of inception) through March 31, 2013 the Company has had a net loss of $2,000 consisting of incorporation fees and professional fees for the Company to initiate its SEC reporting requirements.

As of March 31, 2013, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying audited financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

Note 6 – Concentration of Risks

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of March 31, 2013.

Note 7 – Subsequent Events

As of May 29, 2013, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended March 31, 2013.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

INTELLISENSE SOLUTIONS INC.

650,330 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2013

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
Item	(US$)
SEC Registration Fee	$8.87
Transfer Agent Fees	800.00
Legal Fees	10,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	1,000.00
TOTAL	$17,308.87

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On March 22, 2013, we issued, pursuant to the terms of a stock subscription agreement, 1,300,000 shares of common stock to Ihsan Falou, our President, Secretary, Treasurer and a Director, at a purchase price of $0.01 per share, for aggregate proceeds of $13,000.

On March 22, 2013, we issued, pursuant to the terms of a stock subscription agreement, 698,000 shares of common stock to Majid Ali Khan, our President, Secretary, Treasurer and a Director, at a purchase price of $0.01 per share, for aggregate proceeds of $6,980.

Each of the foregoing offerings were made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Form of Subscription Agreement (1)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of MaloneBailey LLP

(1) Incorporated by reference to Registrant’s Form S-1 (File No. 333-188920), filed with the Commission on May 29, 2013.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Seattle, Washington, on the 10th day of July, 2013.

INTELLISENSE SOLUTIONS INC.
(Registrant)

By:	/s/ Ihsan Falou
Name:	Ihsan Falou
Title:	President, Secretary and Treasurer
(principal executive officer and principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ihsan Falou, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Intellisense Solutions Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Ihsan Falou	President, Treasurer and Director	July 10, 2013
(Principal Executive Officer and Principal
Financial and Accounting Officer)

/s/ Majid Ali Khan	Treasurer and Director	July 10, 2013

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Form of Subscription Agreement (1)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of MaloneBailey LLP

(1) Incorporated by reference to Registrant’s Form S-1 (File No. 333-188920), filed with the Commission on May 29, 2013.